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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Employee Stock Option Plan and 1996 Employee Stock Purchase Plan of Ventana Medical Systems, Inc. of our report dated January 27, 2000, with respect to the consolidated financial statements of Ventana Medical Systems, Inc. included in its Annual Report on (Form 10-K) for the year ended December 31, 1999 and our report dated January 27, 2000 on the financial statement schedule included therein, filed with the Securities and Exchange Commission.

Tucson, Arizona
May 24, 2000